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                                                                   EXHIBIT 99.1

(ENSTAR LOGO)                                                      Press Release
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Date:         December 23, 2003                   Contact:     Amy M. Dunaway
For Release:  Immediately                         Telephone:   (334) 834-5483

                        THE ENSTAR GROUP, INC. ANNOUNCES
                COMPLETION OF THE SALE OF ITS INTEREST IN B-LINE

Montgomery, Alabama - December 23, 2003 - The Enstar Group, Inc. ("Enstar") (Nasdaq:ESGR) today announced the completion of the transaction previously announced on December 19, 2003. Enstar has sold its entire interest in B-Line LLC to B-Line Holdings LLC, an affiliate of Golden Gate Capital, for cash of approximately $7.7 million, net of expenses.

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2002, and are hereby incorporated herein by reference.

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